POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the
undersigned, Brenda C. Barnes, a Non-Employee
Director of The New York Times Company
(the Company), hereby constitutes and
appoints each of  Solomon B. Watson IV,
Kenneth A. Richieri and Rhonda L. Brauer, and each of them acting individually, her true and lawful attorneys in fact to:

1.  execute for and on behalf of the
undersigned Forms 3, 4 and 5 relating to the Companys Class A Common Stock, in accordance with Section 16(a) of the Securities Exchange Act of 1934
(the Exchange Act) and the rules
thereunder

2.  do and perform any and all acts for
and on behalf of the undersigned which
may be necessary or desirable to complete the execution of any such Form 3, 4 or 5 and the timely filing of such form with the SEC and any other authority, including the New York Stock Exchange and

3.   take any other action of any type
whatsoever in connection with the
foregoing which, in the opinion of such
attorney in fact, may be of benefit to,
in the best interest of, or legally
required by, the undersigned, it being
understood that the documents executed by such attorney in fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in his or her discretion.

   The undersigned hereby grants to each
such attorney in fact full power and
authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney in fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming that such attorney in fact, or his or her substitute or substitutes,shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys in fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigneds responsibilities to comply with Section 16 of the Exchange Act.

   This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigneds holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys in fact.

     IN WITNESS WHEREOF, the undersigned caused this Power of Attorney to be executed as of this 14th day of September, 2005.

s/Brenda C. Barnes
Brenda C. Barnes